EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com

LAREDO PETROLEUM TO PRESENT AT UPCOMING CONFERENCE

TULSA, OK - February 23, 2016 - Laredo Petroleum, Inc. (NYSE: LPI) (“Laredo” or the “Company”), announced today that Randy A. Foutch, Chairman and Chief Executive Officer, will present at the Raymond James Institutional Investors Conference in Orlando, FL. Mr. Foutch’s presentation will be Tuesday, March 8, 2016 at 3:25 p.m. Eastern Time at the JW Marriott Orlando Grande Lakes Hotel.
The presentation will be webcast and is open to registrants of the conference. The Company will also make the link to the webcast and its presentation available to the public on its website, www.laredopetro.com, on the day of the presentation. A replay of the presentation will be available on the Company’s website for approximately 30 days following the event.

About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties and the transportation of oil and natural gas from such properties, primarily in the Permian Basin of West Texas.

Additional information about Laredo may be found on its website at www.laredopetro.com.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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